UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 20, 2004

Fleet Home Equity Loan, LLC

on behalf of

Fleet Home Equity Loan Trust 2003-1

(Exact Name of the Registrant as Specified in its charter)

Delaware	Reg. No.333-53662	04-3544150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Federal Street

Boston, Massachusetts 02110

(Address of Principal Executive Offices)

(617) 434-2200

(Registrant's telephone number including area code)

Item 5. OTHER EVENTS

Information for the November 2004 Monthly Period is presented for the Fleet Home Equity
Loan Trust, Series 2003-1 Noteholders under the Sale and Servicing Agreement dated as of
April 15, 2003, between Fleet Home Equity Loan Trust 2003-1, a Delaware statutory trust,
Fleet National Bank, a national banking association, as  Seller and as Servicer, Fleet Home
Equity Loan, LLC, a Delaware limited liability company, as Depositor, and U.S. Bank National
Association, a national banking association, as Indenture Trustee.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS:

20.	Monthly reports for the November 2004 Monthly Period relating to the Fleet Home Equity Loan Asset Backed Notes Series 2003-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fleet Home Equity Loan, LLC

on behalf of

Fleet Home Equity Loan Trust 2003-1

Date: December 20, 2004

By: /s/ GRETCHEN HEFNER

Title: Vice President

EXHIBIT INDEX
Sequential Page Number
Exhibit

Monthly reports for the November 2004 Monthly Period relating to the Fleet Home Equity Loan Asset Backed Notes Series 2003-1.
20.	3